UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2011
(Date of Earliest Event Reported)

BlackBox Semiconductor, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	000-52982 (Commission File Number)	74-3197968 (I.R.S. Employer Identification No.)

450 Duane Avenue
Schenectady, New York 12304
 (Address of principal executive offices)

(518) 935-2830 Ext 1102
 (Registrant's telephone number, including area code)

Visitrade, Inc.
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Acquisition Letter of Intent

On March 23, 2011, BlackBox Semiconductor, Inc., f/k/a Visitrade, Inc., a Nevada corporation (see Item 5.03 below, with respect to recent name change) (the “Company”), entered into a letter of intent with Shrink Nanotechnologies, Inc., a Delaware corporation, (OTC BB Symbol INKN) as seller (“Shrink Nano”) and BlackBox Semiconductor, Inc., a Delaware corporation and wholly owned subsidiary of Shrink (“BlackBox Delaware”), for the acquisition of all of the shares of  BlackBox Delaware from Shrink Nano (the “BlackBox Acquisition LOI”).  The specific salient terms of the transaction, which are to be memorialized with definitive transaction documents, provide for consideration by the Company of $75,000 and 19.9% of the Company’s common stock as calculated at closing to be issued to Shrink Nano, in exchange for (i) all of the equity ownership of BlackBox Delaware (including assignments of all of its intellectual property) and (ii) 15,000,000 shares of common stock of Shrink Nano to be issued to the Company.  BlackBox Delaware will generally be responsible for legal and related expenses for the transaction.

The primary asset of BlackBox Delaware includes an exclusive License Agreement (the “Chicago License Agreement”) with the University of Chicago, granting to BlackBox Delaware the exclusive, worldwide right to use and sublicense Chicago’s patent-pending Materials and Methods for the Preparation of Nanocomposites (US PTO Application No. PCT/US10/32246, and provisional applications 61/214,434 and 61,264,790) and future patent applications filed by the University of Chicago based on certain other patentable technologies described in the Chicago License Agreement.

Shrink Nano and BlackBox Delaware are entities that are indirectly controlled by and affiliated with, Messrs. Mark L. Baum and James Panther. Accordingly, all consents and approvals on the part of Shrink Nano and the Company were approved by, and negotiated by, disinterested members of the board of directors of Shrink.  The Company will be required to raise substantial additional capital in order to effectuate its business plan as intended with BlackBox Delaware and the Chicago License Agreement.  No assurance can be made that the Company will be able to raise sufficient capital to effectuate its proposed business expansion plans that relate to BlackBox Delaware or, even if it is able to raise the capital, that it will be successful in timely commercializing viable and competitive semiconductor products.

The foregoing is a summary only of the BlackBox Acquisition LOI a copy of which is filed as an exhibit to this Current Report on Form 8-K (the “Report”), the provisions of which are incorporated by reference herein.

Settlement of Outstanding Debt Owed to Noctua Fund Manager; Issuance of Unsecured Note

In addition, as of March 15, 2011, the Company entered into a Letter Agreement with Noctua Fund Manager, LLC, (“NFM”) an existing creditor and affiliate of a principal shareholder of the Company, (the “NFM Letter Agreement”), pursuant to which the Company issued to NFM an unsecured convertible note in the principal amount of $274,000 and accruing interest at 2% per year, in order to settle and accrue $274,000 (the “Unsecured Note”) of past due account payables owed to NFM in connection with operational, including working capital, and administrative services rendered.

The Unsecured Note is due March 14, 2012, accrues interest at 2% per year with a default rate of 3%, and principal and interest on the Unsecured Note is convertible at a fixed price of $0.3425 per share into 800,000 shares as of the date hereof.  The Unsecured Note automatically converts by its terms in the event and to the extent that the note is assigned to anyone absent consent of the Company.

A copy of the NFM Letter Agreement and Unsecured Note are filed as exhibits to this Report, the provisions of which are incorporated by reference herein.

Modification of Existing Secured Note to Noctua Fund Manager

Effective as of January 31, 2011, the Company entered into a Loan Modification Letter (the “Loan Modification”) with NFM.  Pursuant to the Loan Modification, the Company amended and replaced the previously existing 5% Secured Convertible Promissory Note Series 04012010-A1 (the “Original Secured Note”) issued to NFM on April 1, 2010, in the principal amount of $38,168.38, with a new note, in the principal amount of $45,881.00 due on March 31, 2011 (the “Amended Secured Note”).  The Loan Modification reflects additional principal and certain other accommodations of NFM so as to reflect, specifically:

•	an additional $7,000 loan disbursement made on January 11, 2011 and interest since April 1, 2010 as capitalized onto principal on the Amended Secured Note,

•	an extended due date of March 31, 2011 for the entire amount due under the Amended Secured Note,

•	a fixed conversion price for all principal and interest of $0.009 per share which only adjusts for corporate events such as stock splits, combinations or similar events.

Conversion

As of the issuance date, the Amended Secured Note is convertible into 5,097,888 shares of the Company’s Common Stock , par value $.001 per share (the “Common Stock”).

No other material changes have been made to the Amended Secured Note.  As of March 22, 2011, and as part of an agreement to reduce the Company’s debt, NFM agreed to convert $36,000 of principal and interest under the Amended Secured Note, into 4,000,000 shares of the Company’s restricted common stock.

A copy of the Loan Modification and of the Amended Secured Note are filed as exhibits to this Report.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Amendment; Name Change and Reverse Split - January 2011

Name Change to BlackBox Semiconductor, Inc.

Effective as of January 10, 2011, the Company changed its name from Visitrade, Inc. to BlackBox Semiconductor, Inc.  The name change was effectuated by the filing of a Certificate of Amendment to its Articles of Incorporation (the “Name Change Certificate”) with the Secretary of State of Nevada on January 10, 2011 and was approved by the board of directors and shareholders of the Company.  A copy of the Name Change Certificate is filed as an exhibit to this Report.   This name change was made in contemplation of the BlackBox Acquisition.

Reverse Split

Effective as of a record date of January 15, 2011, the Company effectuated a reverse split of its common stock on a 1:270 basis, wherein each 270 shares of common stock outstanding was exchanged for one new share.  As a result, the capitalization of the Company was changed such that the 28,747,784 shares outstanding immediately prior to the Reverse Split were exchanged for 107,428 shares outstanding immediately after the Reverse Split.  The Reverse Split was effectuated by the filing by the Company of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada on January 12, 2011, and was approved by the Corporation’s shareholders and board. A copy of the Reverse Split certificate is filed as an exhibit to this Report.

New Symbol

As a result of the name change and reverse split, quotations for the Company’s securities can currently be found under the symbol VTDID.

Certificate of Amendment; Capitalization Increase – March 2011

Effective as of March 28, 2011, the Company increased its capitalization from 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock to 1,000,000,000 shares of common stock, par value $.001 per share and 25,000,000 shares of blank check preferred stock of which 5,000,000 were already issued and outstanding and designated as Series A Preferred Stock at the time of the capitalization increase (the “Capitalization Increase”).  The Capitalization Increase was approved by the board and shareholders and effectuated by the filing of a Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada on March 28, 2011 (the “Capitalization Amendment”).  A copy of the Capitalization Amendment is filed as an exhibit to this Report.

At the time of the filing of this Report the Company had not authorized or contemplated the issuance of any shares other than as relates to conversion of the outstanding promissory notes and for issuance under the BlackBox Acquisition LOI.

Certificate of Designation – Series A Preferred Stock

As previously disclosed, the Company issued 5,000,000 shares of preferred stock for consideration on July 6, 2007.  These shares were acquired by NFM.  After NFM acquired these shares, it was discovered that the Company failed to properly file the Certificate of Designations designating these shares as Series A Preferred Stock. On March 25, 2011, the Company corrected this error by filing a Certificate of Designation, and NFM exchanged the previously issued shares for new shares of Series A Preferred Stock on a one-for-one basis. The Series A Preferred Stock does not have specific liquidation or mandatory dividend rights, but does grant the holder thereof voting rights, to vote together with common stock holders as a single class, on a 250 for one basis with the common stock (i.e. each share of Series A Preferred Stock gets 250 votes for each share of common stock outstanding and voting in such action), granting the Series A Preferred Stock holder effective control of the Company.  In addition, the Series A Preferred Stock contains protective provisions that require affirmative consent of all of the Series A Preferred Stock holders for any action to:

•	Amend, alter or repeal any provision of the Articles of Incorporation or bylaws in a manner that adversely affects the powers of the Series A Preferred Stock,

•	Declare or pay any dividend or make any distributions to stockholders or to acquire for value, any common stock or other equity securities of the Company,

•
Create or authorize or obligate itself to issue shares of any class of capital stock unless it ranks junior to the Series A Preferred Stock with respect to dividends, distribution of assets on liquidation, or accrual of payment of dividends and redemption rights etc.,

•
Reclassify, alter or amend any existing security of the Company that is pari pasu with the Series A Preferred Stock in respect of distributions and liquidations that would make such other class senior to the Series A Preferred Stock, or reclassify any junior securities to become on parity with the series A Preferred Stock,

•	The making of dividends or redemptions of securities of the Company,

•
Create or authorize or issue debt security (or permit a subsidiary to take such action) which would result in aggregate indebtedness of the Company after such debt issuance to exceed $500,000 other than equipment leases or bank warehouse lines of credit without approval of the Board of Directors (but the Company can issue a non-equity linked $3,000,000 non-convertible debt),

•	Create or hold capital stock in any subsidiary that is not wholly owned by the Company or dispose of any capital stock of a subsidiary,

•	Initiate any action to abrogate or diminish the rights of the Series A Preferred Stock.

Item 8.01  Other Events.

Effective as of February 15, 2011, the Company entered into a Consulting Agreement with David Duncan (the “Duncan Consulting Agreement”).  The Duncan Consulting Agreement retains Mr. David Duncan as a consultant through May 19, 2011, with compensation of $6,000 for the first month ended March 17, 2011, and $13,000 for each month ended April 17 and May 18, 2011, respectively.  Mr. Duncan’s services to be completed during the term of the engagement include, among other things, completion of a website, preparation and refinement of the Company’s solar and semiconductor business plan and investor presentations, and assistance in retention of executive management and strategic investors.  After the term, and presuming that the relationship has been successful, the parties have agreed to enter into a more definitive employment agreement with a three year term with monthly compensation at $13,000 per month, benefits, and a bonus structure based on capital raising efforts of the Company and an opportunity to acquire up to 5% of the Company over three years, if thresholds to be agreed upon are met.  A copy of the Duncan Consulting Agreement is filed as an exhibit to this Report, the provisions of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The following shall be deemed filed or furnished with this Report.

3(i).1	Certificate of Amendment to Articles of Incorporation, dated January 10, 2011, effecting change of name

3(i).2	Certificate of Amendment to Articles of Incorporation, dated January 12, 2011, effecting reverse split

3(i).3	Certificate of Amendment to Articles of Incorporation, dated March 28, 2011, effecting change in number of authorized shares

3(i).4	Certificate of Designation of Series A Preferred Stock, dated March 28, 2011

10.1	Letter of Intent, dated February 23, 2011, among the Registrant, Shrink Nanotechnologies, Inc. and BlackBox Semiconductor, Inc. (Delaware)

10.2	Loan Modification Letter, dated January 31, 2011, between the Registrant and Noctua Fund Manager, LLC

10.3	Amended Secured Convertible Promissory Note issued to Noctua Fund Manager, LLC on January 31, 2011

10.4	Letter Agreement, dated March 15, 2011, between the Registrant and Noctua Fund Manager, LLC

10.5	Unsecured Convertible Promissory Note issued to Noctua Fund Manager, LLC on March 15, 2011

10.6	Consulting Agreement, dated February 15, 2011, between the Registrant and David Duncan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOX SEMICONDUCTOR, INC.

Date: March 28, 2011                                                                           By:          /s/ Ford Sinclair
Name:      Ford Sinclair
Title:        President